UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐           Soliciting Material Pursuant to §240.14a-12

ROCHDALE CORE ALTERNATIVE STRATEGIES FUND LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCHDALE CORE ALTERNATIVE STRATEGIES FUND LLC
c/o Rochdale Investment Management LLC
570 Lexington Avenue
New York, New York  10022

January __, 2013

Dear Member:

You are cordially invited to attend a special meeting (the “Meeting”) of members (the “Members”) of Rochdale Core Alternative Strategies Fund LLC, a Delaware limited liability company (the “Fund”), to be held on ______________  at 10:00 a.m., New York time, at the offices of Rochdale Investment Management LLC (the “Manager”), 570 Lexington Avenue, New York, New York  10022, to consider and vote on the following proposals: (i) to change the Fund’s classification from a “diversified” fund to a “non-diversified” fund (the “Reclassification”), as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), to modify the Fund’s investment program (the “Modifications”) and amend the Fund’s certificate of formation and operating agreement changing the name of the Fund to “Rochdale High Yield Alternative Strategies Fund LLC” to reflect the changes to the Fund’s investment program and policies (the “Name Change”) and (ii) to approve a new sub-investment advisory agreement (the “New Agreement”) between the Manager and the sub-adviser, PineBridge Investments, LLC (the “Sub-Adviser”), that is substantially identical to the current sub-investment advisory agreement except for the calculation of the incentive fee payable to the Sub-Adviser.

The Fund is a Delaware limited liability company registered under the 1940 Act, as a closed-end management investment company. The Fund invests substantially all of its investable assets in Rochdale Core Alternative Strategies Master Fund, LLC, a Delaware limited liability company, (the “Master Fund”), a registered investment company with the same investment objective as the Fund.

At the time of the Fund’s initial registration under the 1940 Act, the Fund was classified as non-diversified.  However, the Fund has operated as a diversified fund. Section 13(a)(1) of the 1940 Act provides that shareholder approval is required for a fund to change its classification from diversified to non-diversified and, as a result, is presently classified as diversified under applicable Securities and Exchange Commission rules.

As a diversified fund, at least 75% of the value of the Fund’s total assets must be represented by cash and cash items (including receivables), U.S. government securities, securities of other investment companies and other securities of any one issuer limited to 5% of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer. If shareholders approve the Reclassification, the Fund will not be not subject to these requirements.

The Fund is also intending to modify its investment program as described in greater detail in the enclosed proxy statement.  In implementing the modifications to the Fund’s investment program, especially initially, it may be difficult to satisfy the diversification requirements set forth above.  The Fund expects that it may invest through the Master Fund in a smaller number of issuers when initially implementing the modifications to its investment program.

Because the Fund expects that it may invest through the Master Fund in a smaller number of issuers as a non-diversified fund than it does currently, the Fund’s net asset value may be more vulnerable to changes in the market value of a single issuer or group of issuers and may be relatively more susceptible to adverse effects from any single corporate, industry, economic, market, political or regulatory occurrence than if the Fund’s investments consisted of securities issued by a larger number of issuers.

Under the current sub-advisory investment agreement between the Manager and the Sub-Adviser (the “Existing Agreement”), at the end of each incentive period (as described in greater detail herein), the Fund will pay the Manager an Incentive Fee equal to 10% of each Member’s net profits in excess of (i) such Member’s loss carryforward amount (as described in greater detail herein) and (ii) a Preferred Return for such Incentive Period.   Under the Existing Agreement, the Preferred Return is a non-cumulative, annual return equal to the 3-year Treasury constant maturity rate as reported by the Board of Governors of the Federal Reserve System as of the last business day of the prior calendar year (the “Existing Benchmark”) plus 2%.  If the New Agreement is approved, then the Existing Benchmark will be changed to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital US Aggregate Credit Corporate High Yield Index and 50% of the Credit Suisse Institutional Leveraged Loan Index.  The Manager will pay to the Sub-Adviser 100% of the Incentive Fee.  To the extent that a capital contribution is made after the start of a calendar year or a repurchase of Units occurs prior to the end of the calendar year, the Preferred Return will be pro-rated accordingly.

The Directors recommend that you vote “FOR” the approval of the Reclassification, the Modifications, the Name Change and the approval of the New Agreement. However, before you vote, please read the full text of the proxy statement for an explanation of the proposal.

Whether or not you plan to attend the Meeting, your vote is needed. Even if you plan to attend the Meeting, please promptly follow the instructions on the enclosed proxy card to submit voting instructions by signing and dating the enclosed proxy card and returning it in the accompanying postage paid return envelope, by facsimile, or as a scanned email attachment.

Please call the Manager at (800) 245-9888 if you have any questions or need assistance in voting your interests.

We look forward to receiving your proxy so your interests may be voted at the Meeting or seeing you at the Meeting.

Sincerely yours,
/s/ Garrett R. D’Alessandro Garrett R. D’Alessandro President

IMPORTANT INFORMATION FOR FUND MEMBERS

While we encourage you to read the full text of the enclosed proxy statement, for your convenience, we have provided a brief overview of the matter to be voted on.

QUESTIONS AND ANSWERS

Q:	WHAT AM I BEING ASKED TO VOTE ON?

A:
You are being asked to consider and vote on a proposal  to change the Fund’s classification from a “diversified” fund to a “non-diversified” fund (the “Reclassification”), as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), to modify the Fund’s investment program (the “Modifications”) and amend the Fund’s certificate of formation and operating agreement changing the name of the Fund to “Rochdale High Yield Alternative Strategies Fund LLC” to reflect the changes to the Fund’s investment program and policies (the “Name Change”) and to approve a new sub-investment advisory agreement (the “New Agreement”) between Rochdale Investment Management LLC (the “Manager”) and PineBridge Investments, LLC (the “Sub-Adviser”) that is substantially identical to the current sub-investment advisory agreement except for the calculation of the incentive fee.

Q:	WHY AM I BEING ASKED TO VOTE ON THESE PROPOSALS?

A:
You are being asked to vote on the Reclassification and the Modifications because Section 13(a)(1) of the 1940 Act provides that Member approval is required for a fund to change its classification from diversified to non-diversified. At the time of the Fund’s initial registration under the 1940 Act, the Fund was classified as non-diversified.  However, the Fund has operated as a diversified fund and, as a result, is presently classified as diversified under applicable Securities and Exchange Commission rules.  The 1940 Act also requires Member approval of the New Agreement.

The Fund is a Delaware limited liability company registered under the 1940 Act, as a closed-end management investment company. The Fund invests substantially all of its investable assets in Rochdale Core Alternative Strategies Master Fund, LLC, a Delaware limited liability company, (the “Master Fund”), a registered investment company with the same investment objective as the Fund.

Q:	HOW WILL THE RECLASSIFICATION AFFECT ME AS A MEMBER OF THE FUND?

A:
As a diversified fund, at least 75% of the value of the Fund’s total assets must be represented by cash and cash items (including receivables), U.S. government securities, securities of other investment companies and other securities of any one issuer limited to 5% of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer. If shareholders approve the Reclassification, the Fund will not be not subject to these requirements.  Because the Fund is expected to invest through the Master Fund  in a smaller number of issuers as a non-diversified fund than it does currently, the Fund’s net asset value may be more vulnerable to changes in the market value of a single issuer or group of issuers and may be relatively more susceptible to adverse effects from any single corporate, industry, economic, market, political or regulatory occurrence than if the Fund’s investments through the Master Fund consisted of securities issued by a larger number of issuers.

Under the current sub-advisory investment agreement between the Manager and the Sub-Adviser (the “Existing Agreement”), at the end of each incentive period (as described in greater detail herein), the Fund will pay the Manager an Incentive Fee equal to 10% of each Member’s net profits in excess of (i) such Member’s loss carryforward amount (as described in greater detail herein) and (ii) a Preferred Return for such Incentive Period.  Under the Existing Agreement, the Preferred Return is a non-cumulative, annual return equal to the 3-year Treasury constant maturity rate as reported by the Board of Governors of the Federal Reserve System as of the last business day of the prior calendar year (the “Existing Benchmark”) plus 2%.  If the New Agreement is approved, then the Existing Benchmark will be changed to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital US Aggregate Credit Corporate High Yield Index and 50% of the Credit Suisse Institutional Leveraged Loan Index.  The Manager will pay to the Sub-Adviser 100% of the Incentive Fee.  To the extent that a capital contribution is made after the start of a calendar year or a repurchase of Units occurs prior to the end of the calendar year, the Preferred Return will be pro-rated accordingly.

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	The Board recommends that members vote “FOR” each of the approval of the Reclassification, Modifications and Name Change and the approval of the New Agreement.

Q:	WHAT HAPPENS IF MEMBERS DO NOT APPROVE THE RECLASSIFICATION AND MODIFICATIONS?

A:
In the event the Reclassification and Modifications are not approved by the Fund’s members, the Fund will continue to operate as a diversified fund.  However, the modifications to the Fund’s investment program will be implemented to the extent possible while the Fund continues to operate as a diversified Fund.

Q:	HOW DO I VOTE/WHO SHOULD I CALL IF I HAVE QUESTIONS?

A:	You may vote by using one of the following options:

•	By mail: Mark, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope;

•	By facsimile: Mark, sign and date the enclosed proxy card and return it by facsimile to (212) 702-3535. Do not mail the paper proxy card;

•	By email: Mark, sign and date the enclosed proxy card and return it as a scanned email attachment to Rochdale@rochdale.com. Do not mail the paper proxy card; or

•	In person: You may also attend the Meeting and vote in person; however, even if you intend to do so, we encourage you to provide voting instructions by one of the methods discussed above.

Each member who has given a proxy may revoke it at any time prior to its exercise by delivering to the Fund a written revocation or a duly executed proxy bearing a later date or by notifying the Fund at any time before his or her proxy is voted that he or she will be present at the meeting and wishes to vote in person. Being present at the Meeting alone does not revoke a previously executed and returned proxy.

Please call Rochdale Investment Management LLC, the Fund’s investment manager, at (800) 245-9888if you have any questions or need assistance in voting your interests.

ROCHDALE CORE ALTERNATIVE STRATEGIES FUND LLC

NOTICE OF SPECIAL MEETING OF MEMBERS

January __, 2013

To the Members of Rochdale Core Alternative Strategies Fund LLC:

A special meeting (the “Meeting”) of members of Rochdale Core Alternative Strategies Fund LLC (the “Fund”) will be held on ____________, at 10:00 a.m., New York time, at the offices of Rochdale Investment Management LLC (the “Manager”), 570 Lexington Avenue, New York, New York 10022, to consider and vote on the proposal as more fully described in the accompanying proxy statement.

The Meeting will be held for the following purposes:

1.
To approve changing the classification of the Fund from a “diversified” fund to a “non-diversified” fund (the “Reclassification”) as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and to certain modifications to the Fund’s investment program  (the “Modifications”) and  amend the Fund’s certificate of formation and operating agreement changing the name of the Fund to “Rochdale High Yield Alternative Strategies Fund LLC” to reflect the changes to the Fund’s investment program and policies (the “Name Change”).

2.
To approve a new sub-investment advisory agreement (the “New Agreement”) between the Manager and PineBridge Investments, LLC (the “Sub-Adviser”) that is substantially identical to the current sub-investment advisory agreement except for the calculation of the incentive fee payable to the Sub-Adviser.

The Board of Directors of the Fund recommends that you vote “FOR” these proposals.

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Each member is invited to attend the Meeting in person.  Members of record at the close of business on _________, 2012, have the right to vote at the Meeting and at any adjournments or postponements thereof.

Even if you plan to attend the Meeting, we urge you to complete, sign and promptly return the enclosed proxy card so that the Meeting may be held and a maximum number of interests may be voted.

The Fund will furnish, without charge, copies of the Fund’s most recent annual report and semi-annual report to members upon request.  Please call (800) 245-9888to request copies of these reports. Copies can also be obtained by visiting the Securities and Exchange Comission’s website at www.sec.gov.**

The Fund will furnish, without charge, copies of the Fund’s most recent annual report and semi-annual report to members upon request.  Please call (800) 245-9888 to request copies of these reports. Copies can also be obtained by visiting the Manager’s website at www.rochdale.com.**

**
Certain other documents relating to the Fund (e.g. the Fund’s Annual Report and Semi-Annual Report) are referenced several times in the proxy statement as textual references only. The information in such other documents is not incorporated by reference into this proxy statement.

Please call the Manager at (800) 245-9888 if you have any questions or need assistance in voting your interests.

By Order of the Board of Directors of Rochdale Core Alternative Strategies Fund LLC
/s/ Garrett R. D’Alessandro Garrett R. D’Alessandro President

WE NEED YOUR PROXY VOTE IMMEDIATELY

You may think your vote is not important, but it is vital.  By law, the Meeting must be adjourned without conducting any business if less than a majority of the interests eligible to vote are represented at the Meeting. In that event, the Fund would continue to solicit votes in an attempt to achieve a quorum. Your vote could be critical in allowing the Fund to hold the Meeting as scheduled, so please vote your proxy immediately.  If the Fund cannot achieve a quorum of Members on the meeting date of January __, 2013, then the Fund may incur additional costs in connection with the adjournment of the Meeting.

ROCHDALE CORE ALTERNATIVE STRATEGIES FUND LLC
c/o Rochdale Investment Management LLC
570 Lexington Avenue
New York, New York  10022

PROXY STATEMENT

SPECIAL MEETING OF MEMBERS

To Be Held On January __, 2013

This proxy statement (this “Proxy Statement”) and enclosed form of proxy card are being furnished to members in connection with the solicitation of proxies by the Board of Directors (together with the Board of Directors of the Master Fund (as defined below), the “Board of Directors” or the “Board,” the members of which are referred to as “Directors”) of Rochdale Core Alternative Strategies Fund LLC (the “Fund”), a Delaware limited liability company and closed end investment company registered under the Investment Company Act of 1940 (the “1940 Act”). A special meeting (the “Meeting”) of members will be held at the offices of Rochdale Investment Management LLC (the “Manager”), 570 Lexington Avenue, New York, New York 10022 on __________________, at 10:00 a.m., New York time.  This Proxy Statement and the accompanying form of proxy, are first being mailed to members on or about _______________.

It is expected that the solicitation of proxies will be primarily by mail, facsimile and email.  The costs of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by the Fund.  The Manager, the officers, and the Fund’s administrator may assist in the solicitation of proxies by telephone, telegraph, facsimile, e-mail or personal interview.  Any member giving a proxy may revoke it at any time prior to its exercise by delivering to the Fund a written revocation or a duly executed proxy bearing a later date or by notifying the Fund at any time before his or her proxy is voted that he or she will be present at the Meeting and wishes to vote in person. Being present at the Meeting alone does not revoke a previously executed and returned proxy.

The following summarizes the proposals to be voted on at the Meeting.

Proposals

1.
To approve changing the classification of the Fund from a “diversified” fund to a “non-diversified” fund (the “Reclassification”) as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and to certain modifications to the Fund’s investment program (the “Modifications”) and to amend the Fund’s certificate of formation and operating agreement changing the name of the Fund to “Rochdale High Yield Alternative Strategies Fund LLC” to reflect the changes to the Fund’s investment program and policies (the “Name Change”).

2.
To approve a new sub-investment advisory agreement (the “New Agreement”) between the Manager and PineBridge Investments, LLC (the “Sub-Adviser”) that is substantially identical to the current sub-investment advisory agreement except for the calculation of the incentive fee payable to the Sub-Adviser.

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

A proxy card is enclosed with respect to the interests you own in the Fund. If the proxy card is executed and returned properly, the interests represented by it will be voted at the Meeting in accordance with your instructions.  Members of record at the close of business on December 28, 2012, (the “Record Date”) have the right to vote at the Meeting.  Each member’s vote shall be based on such member’s percentage ownership in the Fund. Members are requested to complete the enclosed proxy card and return it in the enclosed postage paid return envelope, by facsimile, or as a scanned email attachment.  No postage is required if mailed in the United States.

If you need directions to attend the Meeting and wish to vote in person, please call Rochdale Investment Management LLC at (800) 245-9888.

If a quorum is not present at the Meeting, the chairman of the Meeting will adjourn the Meeting to permit further solicitation of proxies.

The Fund’s Board of Directors Unanimously Recommends a Vote “FOR” each Proposal Described in this Proxy Statement.

PROPOSAL 1

The Fund is a Delaware limited liability company registered under the 1940 Act, as a closed-end management investment company. The Fund invests substantially all of its investable assets in Rochdale Core Alternative Strategies Master Fund, LLC, a Delaware limited liability company, (the “Master Fund”), a registered investment company with the same investment objective as Fund.

At the time of the Fund’s initial registration under the 1940 Act, the Fund was classified as non-diversified.  However, the Fund has operated as a diversified fund. Section 13(a)(1) of the 1940 Act provides that shareholder approval is required for a fund to change its classification from diversified to non-diversified and, as a result, is presently classified as diversified under applicable Securities and Exchange Commission rules.

As a diversified fund, at least 75% of the value of the Fund’s total assets must be represented by cash and cash items (including receivables), U.S. government securities, securities of other investment companies and other securities of any one issuer limited to 5% of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer. If shareholders approve the Reclassification, the Fund will not be not subject to these requirements.

The Fund is also intending to modify its investment program.  In implementing the modifications to the Fund’s investment program, especially initially, it may be difficult to satisfy the diversification requirements set forth above.  The Fund expects that it may invest through the Master Fund in a smaller number of issuers when initially implementing the modifications to its investment program.

Currently the Fund’s investment objective is to seek long term growth of principal across varying market conditions with low volatility.  The Fund attempts to achieve this objective by investing through the Master Fund in a variety of hedge funds that employ an “absolute return” strategy.  “Absolute return” refers to a broad class of investment strategies that are managed without reference to the performance of equity, debt, and other markets.  An absolute return strategy generally seeks to generate a positive return irrespective of market conditions. If shareholders approve the Modifications, the Fund’s investment objective will be to generate income from investments in higher yielding investments with lower credit quality and higher volatility than investment grade fixed income securities.   Lower credit quality means investments rated below BBB and higher volatility means the fluctuations in principal will be greater than the fluctuations in price associated with the Barclays Investment Grade Composite Index.

The Fund will pursue the modified investment objective by seeking to invest through the Master Fund in (i) a non-diversified, concentrated group of hedge funds and private accounts managed by hedge fund managers with correlation to the higher yield credit markets and (ii) directly in high yield investments with lower credit quality and higher volatility than investment grade fixed income securities, such as collateralized loan obligations, residential mortgages, non- investment grade fixed income securities, asset backed loans, cash and equivalents, futures, options, over the counter derivative instruments ( such as swaps ), securities that lack a public market, preferred stocks, convertible stocks, real estate related debt securities, and other financial instruments. It is expected that liquidity will be restricted.

The hedge funds will provide exposure to a concentrated set of non-diversified strategies that have historically exhibited higher volatility than investment grade fixed income securities and fall within the high yield and asset backed credit investment strategies.

As a result of the Modifications, this fund will be non-diversified.  In seeking to generate high yield the fund may through its investment in the Master Fund hold substantial levels of cash or cash equivalents or short term investment grade fixed income investments under circumstances of uncertainty.

Because the Fund expects that it may invest through the Master Fund in a smaller number of issuers as a non-diversified fund than it does currently, the Fund’s net asset value may be more vulnerable to changes in the market value of a single issuer or group of issuers and may be relatively more susceptible to adverse effects from any single corporate, industry, economic, market, political or regulatory occurrence than if the Fund’s investment consisted of securities issued by a larger number of issuers.

Following the approval of the Name Change, the Fund will amend its certificate of formation and operating agreement to change the Fund’s name to “Rochdale High Yield Alternative Strategies Fund LLC” to reflect the modifications to the Fund’s investment program described herein.  The Fund believes that the new name is indicative of these modifications.

PROPOSAL 2

Under the current sub-advisory investment agreement between the Manager and the Sub-Adviser (the “Existing Agreement”), at the end of each incentive period (as described in greater detail herein), the Fund will pay the Manager an Incentive Fee equal to 10% of each Member’s net profits in excess of (i) such Member’s loss carryforward amount (as described in greater detail herein) and (ii) a Preferred Return for such Incentive Period.   Under the Existing Agreement, the Preferred Return is a non-cumulative, annual return equal to the 3-year Treasury constant maturity rate as reported by the Board of Governors of the Federal Reserve System as of the last business day of the prior calendar year (the “Existing Benchmark”) plus 2%.  If the New Agreement is approved, then the Benchmark will be changed to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital US Aggregate Credit Corporate High Yield Index and 50% of the Credit Suisse Institutional Leveraged Loan Index (the “New Benchmark”).

The Manager will pay to the Sub-Adviser 100% of the Incentive Fee.  To the extent that a capital contribution is made after the start of a calendar year or a repurchase of Units occurs prior to the end of the calendar year, the Preferred Return will be pro-rated accordingly.

The “Loss Carryforward Amount” for a Member commences at zero and, for each Incentive Period, is increased by the net losses allocated to such Member’s capital account for such Incentive Period or is reduced (but not below zero) by the net profits allocated to such Member’s capital account for such Incentive Period. A Member’s Loss Carryforward Amount will be proportionately adjusted with respect to any contributions, transfers, distributions and repurchases applicable to the Member’s capital account.

An “Incentive Period” with respect to a Member shall mean, in the case of the first Incentive Period, the period beginning on the date in which the Member’s capital account was opened and ending on the last day of the calendar year, and in the case of subsequent Incentive Periods, each calendar year; provided, further that in the case of a repurchase of a Unit (or portion thereof) on a repurchase date, the final Incentive Period for such Unit (or portion thereof) shall end on such repurchase date; and provided further that in the event that Fund is terminated, the final Incentive Period for all Units shall end on the date of such termination.

SERVICE PROVIDERS

The Manager will continue to serve as the investment adviser to the Fund and manage the investment program of the Fund, subject to the ultimate supervision of and subject to any policies established by the Board.  The Manager is a registered investment adviser that provides investment supervisory services to individual clients and investment vehicles.  As of [September 30, 2012,] the Manager had approximately $5.1 billion of assets under management.  The Manager is located at 570 Lexington Avenue, New York, New York 10022, and its telephone number is (800) 245-988. The Manager is an indirect wholly-owned subsidiary of City National Bank (“City National”).  City National is a wholly-owned subsidiary of City National Corporation (SYM: CYN), a publicly traded financial holding company.

PineBridge Investments LLC, a Delaware limited liability company (the “Sub-Adviser” or “PineBridge”), is the Fund’s sub-adviser.  The Sub-Adviser is a member company of PineBridge Investments.  PineBridge Investments provides investment advice and markets asset management products and services to its clients around the world. It operates as a multi-strategy investment manager in 28 countries with $69.4 billion in assets under management as of September 30, 2012.  PineBridge Investments is a leading asset manager with a globally integrated investment platform comprising on-the-ground investment specialists in asset allocation, equities, fixed income, private equity and hedge funds.  With more than 60 years of experience, PineBridge has a rich heritage managing assets for one of the world’s largest insurance and financial services companies.  As of September 30, 2012, the Sub-Adviser had approximately $3.0 billion invested with advisors utilizing various hedge fund strategies. Over its approximately 30 year history of making and overseeing investments in hedge funds, the Sub-Adviser has developed an investment process that leverages its market knowledge and investment expertise.

PineBridge Investments is a group of companies owned by Pacific Century Group (“PCG”).  PCG is an Asia-based private investment group established in 1993 and has interests in infrastructure, property and other investments mainly in the Asia Pacific region.  PCG has a strong track record of holding and developing assets over the long term, and has a network of well-established connections in Asia.

The Sub-Adviser currently has one director, David T. Jiang.  Mr. Jiang is also the Chief Executive Officer of the Sub-Adviser.  In addition, Mr. Jiang serves as the Chief Executive Officer of PineBridge Investments and is a member of the PineBridge Investments Executive Committee.

The address of the Sub-Adviser and its director is 399 Park Avenue, 4th Floor, New York, NY 10022.  The Sub-Adviser is a wholly-owned subsidiary of PGI.  PGI is located at 70 Pine Street, New York, NY 10270.  Upon the closing of the Transaction, PGI became a wholly owned subsidiary of Bridge Investment Holdings Company Limited, located at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands, which is a wholly-owned subsidiary of Bridge Partners.  The address of Bridge Partners is Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The general partner of Bridge Partners is Bridge Holdings Company Limited (“BHCL”), located at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  BHCL is wholly-owned by Pacific Century Investment Holdings (Cayman Islands) Limited (“PCIHL”), located at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  PCIHL is wholly-owned by Pacific Century Investment Holdings No. 1 Limited (“PCIH No. 1”), located at Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands.  PCIH No. 1 is wholly-owned by Chiltonlink Limited, located at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, which, in turn, is wholly-owned by Mr. Li Tzar Kai, Richard, whose address is 38/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong.

RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, is the distributor of the units of interest of the Fund pursuant to a distribution agreement with the Fund.

U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as administrator to provide services to the Fund and the Master Fund.

VOTING INFORMATION

Required Vote. To become effective, the Reclassification, Modifications and Name Change and the approval of the New Agreement require the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act), which means the lesser of (a) the holders of 67% or more of the voting securities of the Fund present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (b) more than 50% of the outstanding voting securities of the Fund. This voting requirement is referred to herein as a “majority of the outstanding voting securities.”  For more information, see “Voting Information—Quorum, Abstentions and Adjournments.”

Record Date. Only members of record at the close of business on December 28, 2012, will be entitled to vote at the Meeting.  As of November 30, 2012, the outstanding units of interest of the Fund had a net asset value of $18.8 million. All interests of the Fund will vote in one class and each member will be entitled to a number of votes equivalent to such member’s “Investment Percentage” as of the record date for such meeting.  “Investment Percentage” means a member’s percentage ownership in the Fund determined by dividing the balance of the member’s capital account as of the beginning of a fiscal period by the sum of the balances of the capital accounts of all members at such time.

You may send in your proxy by one of the following methods.

1.	Complete, sign and return the enclosed proxy card promptly in the postage paid envelope.

2.
Call the toll free number listed on the front of the enclosed proxy card. Have your control number (located on the signature side of the enclosed proxy card) available for reference. The automatic system will prompt you on how to vote. Do not mail the paper proxy card.

In accordance with Section 18-302 of the Delaware Limited Liability Company Act, members may authorize the persons named as proxies to vote their interests by telephone, telegram or other electronic means.

Quorum, Abstentions and Adjournments.  A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of more than 50% of the outstanding units of interests entitled to vote. Votes withheld and abstentions will be counted as present for quorum purposes. “Broker non-votes” (i.e., held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will not be counted as interests present for quorum purposes with respect to such matters. Votes withheld, abstentions and broker non-votes will have the same effect as a vote against the proposal.  In the absence of a quorum, a meeting of the members may be adjourned by action of a majority of the members present in person or by proxy without additional notice to the members.

Revocation of Proxy.  Any member giving a proxy may revoke it at any time prior to its exercise by delivering to the Fund a written revocation or a duly executed proxy bearing a later date or by notifying the Fund at any time before his or her proxy is voted that he or she will be present at the Meeting and wishes to vote in person. Being present at the Meeting alone does not revoke a previously executed and returned proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as set forth in the chart below, as of November 30, 2012, none of the Directors or officers held a substantial interest of the Fund.  The following chart sets forth the members owning beneficially 5% or more of the outstanding interests of the Fund on November 30, 2012.  Except as set forth below, to the Fund’s knowledge, as of that date, there were no other members owning of record or beneficially 5% or more of the outstanding interests of the Fund.  All interests indicated on the following chart are held directly by the beneficial owner thereof, unless otherwise noted.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Units of Limited Liability Company Interest	Sharon R Pelletier Thaler Revocable Living Trust	300 units	7%
Units of Limited Liability Company Interest	Sidney N. Morse, Jr. Trust B	280 units	7%
Units of Limited Liability Company Interest	Madeleine R. Johnson & William B. Johnson	800 units	19%

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matter which will be brought before the Meeting. However, if other matters properly come before the Meeting or any postponement or adjournment thereof and if discretionary authority to vote with respect thereto has been conferred by the applicable enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

Annual and Semi-Annual Reports

Members may receive a copy of the Fund’s Annual Report for the fiscal year ended March 31, 2012 and the Fund’s Semi-Annual Report for the six months ended September 30, 2012, which are available on the Securities and Exchange Commission’s website at www.sec.gov.  Members may request a copy without charge by contacting the Manager at (800) 245-9888, or writing to the Fund.

Member Proposals

Pursuant to the Fund’s Limited Liability Company Agreement, only the business brought before the Meeting pursuant to the Fund’s notice of meeting attached to this Proxy Statement shall be conducted at the Meeting.  The Fund is not required, and does not intend to conduct an annual meeting of its members.  A meeting to consider other business for the Fund may be called by the Members of the Fund holding a majority of the total number of votes eligible to be cast by all Members in accordance with the Fund’s Limited Liability Company Agreement.

At the same time as the submission of any member proposal for a meeting to consider other business that, if approved and implemented by the Fund, would cause the Fund to be in breach of any covenant of the Fund or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Fund or other material contract or agreement of the Fund, the proponent member or members must submit to the Secretary at the principal executive offices of the Fund (i) evidence satisfactory to the Board of the lender’s or contracting party’s willingness to waive the breach of covenant or default or (ii) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to the Board in its discretion, and evidence of the availability to the Fund of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the member nomination or other proposal that are at least as favorable to the Fund, as determined by the Board in its discretion.

Additionally, if (i) submission of any member proposal for a meeting to consider other business that could not be considered or, if approved, implemented by the Fund without making a filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (ii) such member’s ownership of interests or any solicitation of proxies or votes or holding or exercising proxies by such member or any of such member’s associates, or any proposed nominee or any of such proposed nominee’s associates, would require Governmental Action, then, at the same time as the submission of any member proposal for a meeting to consider other business, the proponent member or members must submit to the Secretary at the principal executive offices of the Fund (x) evidence satisfactory to the Board that any and all Governmental Action has been given or obtained, including, without limitation, such evidence as the Board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the member’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the implementation of such proposal, which plan must be satisfactory to the Board in its discretion.

The foregoing description of the procedures for a Fund member to properly propose a meeting to consider other business for the Fund is only a summary and is not complete.  Copies of the Fund’s Limited Liability Company Agreement, including the provisions which concern the requirements for meetings of members, may be obtained by writing to the Fund’s Secretary at 570 Lexington Avenue, New York, New York  10022. Any member considering making a proposal should carefully review and comply with those provisions of the Fund’s Limited Liability Company Agreement.

Communication with the Board

Any member or other interested party who desires to communicate with the Fund’s independent directors or any other directors, individually or as a group, may do so by calling the Manager at (800) 245-9888, or by writing to the party for whom the communication is intended, in care of the Manager, 570 Lexington Avenue, New York, New York 10022.  The Manager will then deliver any communication to the appropriate party or parties.

Results of Voting

Members will be informed of the voting results of the Meeting in the Fund’s next annual report, which will be sent to members on or before May 30, 2013.

Expenses

The Fund will bear the expense of the Meeting, including the costs of solicitation and the expenses of preparing, printing and mailing this Proxy Statement and its enclosures.

Householding

Only one Proxy Statement is being delivered to multiple members sharing an address unless the Fund has received contrary instructions from one or more of the members. The Fund will deliver promptly upon request a separate copy of the Proxy Statement to a member at a shared address to which a single copy of the documents was delivered. Members may notify the Fund that they would like to receive a separate copy of the Proxy Statement by submitting a request in writing to the Fund at: 570 Lexington Avenue, New York, New York 10022, or via telephone at (800) 245-9888.  Members sharing an address and receiving multiple copies of Proxy Statements may request to receive a single copy by contacting the Fund as set forth above.

Form of Proxy Card

ROCHDALE CORE ALTERNATIVE STRATEGIES FUND LLC

PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF MEMBERS ON _________________

The undersigned member hereby appoints Garrett R. D’Alessandro, Jay C. Nadel, Susan Henshaw Jones and Daniel S. Hanwacker Sr.,  jointly and severally, as proxies, with full power to appoint such member’s substitute, and hereby authorizes them to represent and to vote, as designated below, all of the interests in Rochdale Core Alternative Strategies Fund LLC (the “Fund”) held of record by the undersigned at the close of business on December 28, 2012, at the special meeting of members of the Fund to be held at the offices of Rochdale Investment Management LLC, 570 Lexington Avenue, New York, New York 10022 on _____________, at 10:00 a.m., New York time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present at such meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the interests in the Fund covered hereby. The undersigned acknowledges receipt of the Notice of Special Meeting of Members and the Proxy Statement dated ___________________.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

1.
To approve changing the classification of the Fund from a “diversified” fund to a “non-diversified” fund as such terms are defined in Investment Company Act of 1940, as amended and the modifications to the Fund’s investment program and to amend the Fund’s certificate of formation and operating agreement changing the name of the Fund to “Rochdale High Yield Alternative Strategies Fund LLC” to reflect the changes to the Fund’s investment program and policies.

Place an “X” in one box.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.
To approve a new sub-investment advisory agreement (the “New Agreement”) between the Manager and PineBridge Investments, LLC (the “Sub-Adviser”) that is substantially identical to the current sub-investment advisory agreement except for the calculation of the incentive fee payable to the Sub-Adviser.

Place an “X” in one box.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE OR BY FACSIMILE TO (212)-702-3535 OR AS A SCANNED EMAIL ATTACHMENT TO ROCHDALE@ROCHDALE.COM.  IF YOU VOTE BY FACSIMILE OR EMAIL, DO NOT MAIL THE PAPER PROXY CARD UNLESS YOU WISH TO CHANGE YOUR VOTE.

If this proxy is properly executed and received by the Fund prior to the meeting, the interests in the Fund represented hereby will be voted in the manner directed above. If this proxy is executed and the manner of voting is not otherwise specified, this proxy will be voted “FOR” the approval of changing the classification of the Fund from a “diversified” fund to a “non-diversified” fund as such terms are defined in Investment Company Act of 1940, as amended, certain modifications to the Fund’s investment program and the changing of the name of the Fund to “Rochdale High Yield Alternative Strategies Fund LLC” to reflect the changes to the Fund’s investment program. The named proxies are also authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof and matters incident to the conduct of the meeting or any adjournments or postponements thereof.

Please date and sign below exactly as your name appears on this proxy. Executors, administrators, trustees, etc. should give full title.  If interests in the Fund are held jointly, each holder should sign.

Name of Member (exactly as it appears on your account statement)
Authorized Signature Title:	Authorized Signature Title:
Date:

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts:	Sign your name exactly as it appears on your account statement.
2. All Other Accounts:	The capacity of the individuals signing the proxy card should be indicated unless it is reflected in the form of registration.

For example:    for Corporate Accounts

Registration	Valid Signature
(1) ABC Corp.	John Doe, Treasurer
(2) ABC Corp. c/o John Doe, Treasurer	John Doe
(3) ABC Corp., Profit Sharing Plan	John Doe, Fundee

ROCHDALE CORE ALTERNATIVE STRATEGIES FUND LLC

3 EASY WAYS TO VOTE YOUR BALLOT:

Voting by Mail		Voting by Facsimile
•	Read the Proxy Statement	•	Read the Proxy Statement
•	Check the appropriate boxes on this proxy card	•	Check the appropriate boxes on this proxy card
•	Sign and date this proxy card	•	Sign and date this proxy card
•	Mail your completed proxy card in the enclosed envelope	•	Return the completed proxy card by facsimile to (212) 702-3535
		•	Do not mail this proxy card
Voting by Email
•	Read the Proxy Statement
•	Check the appropriate boxes on this proxy card
•	Sign and date this proxy card
•	Scan the completed proxy card, and return the scanned proxy card as an email attachment to Rochdale@rochdale.com
•	Do not mail this proxy card

PLEASE DO NOT VOTE USING MORE THAN ONE METHOD
DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY FACSIMILE OR EMAIL

Only properly executed proxies received before the Special Meeting of Members to be held on ________________, at 10:00 a.m., New York time, will be voted at the Meeting or any adjournment thereof, in accordance with the instructions marked thereon or as otherwise provided therein.